UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under to §240.14a-12

ANGEL OAK FINANCIAL STRATEGIES
INCOME TERM TRUST

(Name of Registrant as Specified In Its Charter)

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June 6, 2025

ANGEL OAK FINANCIAL STRATEGIES INCOME TERM TRUST

Dear Shareholder,

It is important that you protect your Fund, the Angel Oak Financial Strategies Income Term Trust (FINS), against an activist investor during your annual shareholder meeting on June 26, 2025.

Your experienced Board and Angel Oak are fighting for you and recommend that you vote using the WHITE proxy card in favor of:

Superior Performance

including consistent distribution resulting in a 11.54% cumulative total return on NAV since inception, per Bloomberg as of May 31, 2025, as well as a coveted 5-Star Rating from Morningstar.

Executing on a Plan for Shareholders:

Increasing Liquidity, Lowering Costs, and Reducing NAV Discount

including two rights offerings, two fund acquisitions, increased distribution rate, voluntary management fee waivers and reduced NAV discount

Continuity of Your Experienced Portfolio Management Team

including a former community bank CFO and former sell-side financial sector research analyst, who have successfully managed your Fund since inception and delivered best-in-class returns.

Successful and Oversubscribed Rights Offerings

exercised primarily by existing FINS shareholders, indicating a vote of confidence in Angel Oak and aligning Angel Oak’s interest with FINS shareholders.

Choose Superior Performance, a Plan for Shareholders and Continuity

Protect your Fund against a short-term, dissident shareholder who does not care about you, the long-term shareholder.

The dissident shareholder is the Founder and Managing Partner of an unregistered investment adviser with de minimis assets under management and no long-term established performance record.

The dissident shareholder has no prior fund board experience and no clear plan for the Fund.

If you have any questions, please contact your Fund’s proxy solicitor, EQ Fund Solutions, at 800-581-3783, Monday through Friday between the hours of 9:00am and 10:00pm Eastern Time.

The Morningstar RatingTM for funds, or “star rating”, is calculated for funds with at least a three-year history. (Exchange-traded funds and open-end mutual funds are considered a single population for comparative purposes.) It is calculated based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund’s monthly excess performance (excluding the effect of sales charges, if any), placing more emphasis on downward variations and rewarding consistent performance. The top 10% of funds in each fund category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars, and the bottom 10% receive 1 star.

FINS02